FOR IMMEDIATE RELEASE
February 11, 2019

Contact: Todd Shoot
Treasurer / VP, Investor Relations
(217) 221-4416

Titan International, Inc. Announces Entry into Definitive Agreement with RDIF Regarding Settlement Put Option

QUINCY, Ill.- Titan International, Inc. (the "Company" or "Titan") announced today that the Company and an affiliate of the Russian Direct Investment Fund (RDIF), one of the three shareholders of Voltyre-Prom, have today entered into a definitive agreement (the "Agreement") relating to the previously announced settlement put option that was exercised by RDIF. The Agreement provides, among other things, that in full satisfaction of the put option, within ten business days following the date of the Agreement, Titan will pay to RDIF $25 million in cash and, subject to the completion of regulatory approval, will issue to RDIF in a private placement $25 million in shares of restricted Titan common stock, with RDIF being required to hold such shares for three years from the date of the definitive agreement. Immediately following the closing, RDIF will continue to own the same interest in Voltyre-Prom, subject to the terms of the Agreement and the Shareholders’ Agreement. Titan has retained the right to buy back the Titan shares from RDIF for $25 million during such three-year period and, if the stock buyback is consummated within one year, at the time of such buyback RDIF would be required to convey to Titan, based on current ownership, a 10.71% interest in Voltyre-Prom, resulting in RDIF reducing its interest in Voltyre-Prom from 35.71% to 25%. Closing of the transaction is expected to occur on or about February 25, 2019.

“We are pleased to have signed a final agreement to settle RDIF’s put option,” stated Paul Reitz, President and Chief Executive Officer.  “We believe the financial terms of the settlement represent a favorable transaction for our shareholders and retains RDIF as a valued, strategic partner working with Titan to drive long-term value at Voltyre-Prom.”

The Company, with its partners, owns all of the equity interests in Voltyre-Prom, a leading producer of agricultural and industrial tires, which owns and operates an over two million square foot manufacturing facility located in Volgograd, Russia.

Safe Harbor Statement
This press release contains forward-looking statements. These forward-looking statements are covered by the "Safe Harbor for Forward-Looking Statements" provided by the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "plan," "would," "could," "potential," "may," "will," and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the risk that the parties are unable to obtain any necessary consents or approvals with respect to the matters contemplated by the Agreement, on a timely basis or at all and the other risks and factors detailed in the Company's periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason.
About Titan:
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Quincy, Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.

-END-